QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWER OF ATTORNEY

        Know all persons by these presents, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the "Corporation"), do hereby make, nominate and appoint Matthew S. Furman, Bruce A. Backberg and Kenneth F. Spence, III, or any of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2007, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/s/ ALAN L. BELLER Alan L. Beller	February 6, 2008
By	/s/ JOHN H. DASBURG John H. Dasburg	February 6, 2008
By	/s/ JANET M. DOLAN Janet M. Dolan	February 6, 2008
By	/s/ KENNETH M. DUBERSTEIN Kenneth M. Duberstein	February 6, 2008
By	/s/ LAWRENCE G. GRAEV Lawrence G. Graev	February 6, 2008
By	/s/ PATRICIA L. HIGGINS Patricia L. Higgins	February 6, 2008
By	/s/ THOMAS R. HODGSON Thomas R. Hodgson	February 6, 2008
By	/s/ CLEVE L. KILLINGSWORTH, JR. Cleve L. Killingsworth, Jr.	February 6, 2008
By	/s/ ROBERT I. LIPP Robert I. Lipp	February 6, 2008
By	/s/ BLYTHE J. MCGARVIE Blythe J. McGarvie	February 6, 2008
By	/s/ GLEN D. NELSON Glen D. Nelson M.D.	February 6, 2008
By	/s/ LAURIE J. THOMSEN Laurie J. Thomsen	February 6, 2008

QuickLinks

  Exhibit 24.1